Exhibit 4.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE, dated as of May 30, 2024 (this “Supplemental Indenture”) is among Transocean Inc., a Cayman Islands exempted company (the “Company”), Transocean Enabler Financing Limited, a Cayman Islands exempted company (“Enabler Financing”) and Transocean Encourage Financing Limited, a Cayman Islands exempted company (“Encourage Financing” and together with Enabler Financing, each an “Additional Guarantor” and collectively, the “Additional Guarantors”), which are subsidiaries of Transocean Ltd., Transocean Enabler Rigco Limited, a Cayman Islands exempted company (“Enabler Rigco”), Transocean Encourage Rigco Limited, a Cayman Islands exempted company (“Encourage Rigco”), Triton Capital II GmbH, a Swiss limited liability company (“Thalassa OwnCo”), Transocean Phoenix 2 Limited, a Cayman Islands exempted company (“Thalassa Limited”), each of the other existing Guarantors (as defined in the Indenture referred to below) and Truist Bank, as Trustee and Collateral Agent.

RECITALS

WHEREAS, the Company, the other Guarantors, the Trustee and the Collateral Agent entered into an Indenture, dated as of January 31, 2023 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 8.75% Senior Secured Notes due 2030 (the “Securities”);

WHEREAS, (a) Enabler Financing is a Wholly-Owned Subsidiary of Enabler OwnCo, (b) Enabler Rigco is a Guarantor, a Collateral Rig Receivables Pledgor and a Wholly-Owned Subsidiary of Enabler OwnCo, and (c) Enabler Rigco intends to merge with and into Enabler Financing, with Enabler Financing to be the surviving Person, a Guarantor and a Collateral Rig Receivables Pledgor (the “Enabler Rigco Merger”);

WHEREAS, (a) Encourage Financing is a Wholly-Owned Subsidiary of Encourage OwnCo, (b) Encourage Rigco is a Guarantor, a Collateral Rig Receivables Pledgor and a Wholly-Owned Subsidiary of Encourage OwnCo, and (c) Encourage Rigco intends to merge with and into Encourage Financing, with Encourage Financing to be the surviving Person, a Guarantor and a Collateral Rig Receivables Pledgor (the “Encourage Rigco Merger”);

WHEREAS, each of the Enabler Rigco Merger and the Encourage Rigco Merger will constitute a Fundamental Change under Section 4.13(b) of the Indenture with respect to Enabler Rigco and Encourage Rigco, respectively;

WHEREAS, Thalassa Limited is an Existing Collateral Rig Issuer, a Guarantor and a Wholly-Owned Subsidiary of Thalassa OwnCo;

WHEREAS, Thalassa OwnCo is a Collateral Rig Owner, a Collateral Rig Operator, a Collateral Grantor and a Guarantor;

WHEREAS, Thalassa Limited intends to transfer all or substantially all of its assets to Thalassa OwnCo (the “Thalassa Limited Transfer”), which will constitute a Fundamental Change under Section 4.13(d) of the Indenture with respect to Thalassa Limited; and

WHEREAS, Section 10.01(b) of the Indenture provides that the Company, the other Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture in order to provide for the assumption of the Company’s, a Collateral Grantor’s or a Guarantor’s obligations in the case of a merger, amalgamation or consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the Company’s, such Collateral Grantor’s or such Guarantor’s assets in accordance with Sections 4.13 of the Indenture, without notice to or consent of the Holders of the Securities, and (a) Enabler Financing is executing this Supplemental Indenture to become a Guarantor and assume the obligations of Enabler Rigco under the Indenture, (b) Encourage Financing is executing this Supplemental Indenture to become a Guarantor and assume the obligations of Encourage Rigco under the Indenture, and (c) Thalassa OwnCo is executing this Supplemental Indenture to acknowledge that, after giving effect to the Thalassa Limited Transfer, Thalassa OwnCo remains a Guarantor and has assumed all of Thalassa Limited’s obligations under the Indenture;

NOW, THEREFORE, in consideration of the above premises, the Company, the Additional Guarantors, the other Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon the satisfaction of the following conditions:  (a) the execution and delivery of this Supplemental Indenture by each of the Company, the Additional Guarantors, the other Guarantors, the Trustee and the Collateral Agent and (b) the execution and delivery of an Account and Receivables Pledge Agreement by each Additional Guarantor and the Collateral Agent.

Section 4. Agreement to Guarantee. Each Additional Guarantor hereby agrees to, and by its execution of this Supplemental Indenture hereby does, become a party to the Indenture as a Guarantor and as such shall have all of the rights and is bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 11 thereof. Each Additional Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior secured basis to each Holder and to the Trustee and the Collateral Agent and their successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities.

Section 5.  Assumption of Thalassa Limited Obligations. Thalassa OwnCo (a) is a Guarantor, (b) is a Collateral Grantor under the Security Documents to which it is a party securing the Secured Limited Guarantees, (c) acknowledges, represents and warrants that its Securities Guarantee and such Security Documents will, after giving effect to the Thalassa Limited Transfer, continue in full force and effect to secure the Secured Limited Guarantees under the Note Documents, as the same may be amended, supplemented, or otherwise modified.

Section 6.  Release of Thalassa Limited. The parties hereto hereby agree that, effective immediately upon the transfer by Thalassa Limited of all or substantially all of its assets to Thalassa OwnCo, and without further action by any party to the Indenture, (a) Thalassa Limited shall automatically be released as a party to and as a Guarantor under the Indenture, and (b) Thalassa Limited has no further obligations or liabilities under its Securities Guarantee and the provisions of the Indenture.

Section 7.  Ratification of Obligations. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 8.  The Trustee and Collateral Agent. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

COMPANY:

TRANSOCEAN INC.

By:/s/ William Flance
Name: William Flance
Title: President

ADDITIONAL GUARANTORS:

TRANSOCEAN ENABLER FINANCING LIMITED

By:/s/ William Flance
Name: William Flance
Title: President

TRANSOCEAN ENCOURAGE
FINANCING LIMITED

By:/s/ William Flance
Name: William Flance
Title: President

EXISTING GUARANTORS:
TRANSOCEAN ENABLER RIGCO LIMITED By:/s/ William Flance Name: William Flance Title: President TRANSOCEAN ENCOURAGE RIGCO LIMITED By:/s/ William Flance Name: William Flance Title: President

[Signature Page to Second Supplemental Indenture]

TRANSOCEAN LTD.

By:/s/ Sandro Thoma
Name: Sandro Thoma
Title: Chief Counsel & Corporate Secretary

TRANSOCEAN PHOENIX 2 LIMITED

By:/s/ William Flance
Name: William Flance
Title: President

TRITON CAPITAL II GMBH

By:/s/ Roger Antenen
Name: Roger Antenen
Title: Managing Director

TRANSOCEAN PROTEUS LIMITED

By:/s/ William Flance
Name: William Flance
Title: President

TRITON CAPITAL I GMBH

By:/s/ Roger Antenen
Name: Roger Antenen
Title: Managing Director
TRANSOCEAN GUARDIAN LIMITED

By:/s/ William Flance
Name: William Flance
Title: President

[Signature Page to Second Supplemental Indenture]

TRANSOCEAN ENABLER LIMITED

By:/s/ Máté Földessy
Name: Máté Földessy
Title: Vice President

TRANSOCEAN ENCOURAGE LIMITED

By:/s/ Máté Földessy
Name: Máté Földessy
Title: Vice President

TRANSOCEAN PONTUS LIMITED

By:/s/ William Flance
Name: William Flance
Title: President

TRITON GEMINI GMBH

By:/s/ Roger Antenen
Name: Roger Antenen
Title: Managing Director

[Signature Page to Second Supplemental Indenture]

TRUSTEE AND COLLATERAL AGENT:

TRUIST BANK, as Trustee and
Collateral Agent

By:/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Signature Page to Second Supplemental Indenture]